UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 23, 2011

KENNEDY-WILSON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33824	26-0508760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 887-6400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 23, 2011, Kennedy-Wilson Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders. The results of the proposals voted on by the Company’s stockholders at the Annual Meeting were as follows:

1.	Election of Directors

Name	For	Withheld
Jerry Solomon	30,579,948	166,765
David A. Minella	30,167,866	578,847

The two nominees who received the highest number of votes (all of the above individuals) were elected to the Board of Directors to hold office for a three-year term and until their respective successors are qualified.

2.	To approve, in an advisory vote, the compensation of the Company’s named executive officers.

For	Against	Abstentions
29,434,130	1,309,879	2704

The proposal was approved.

3.	To recommend, in an advisory vote, whether an advisory vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.

1 year	2 years	3 years	Abstentions
8,596,988	285,402	21,853,491	10,832

The proposal was approved to occur every 3 years.

4.	To approve the issuance of shares of common stock upon conversion of the Company’s Series B Preferred Stock in accordance with applicable New York Stock Exchange Rules.

For	Against	Abstentions
30,714,180	28,529	4004

The proposal was approved.

5.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

For	Against	Abstentions
34,008,248	853	0

The proposal was approved.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated June 23, 2011 issued by Kennedy-Wilson Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ FREEMAN A. LYLE
Freeman A. Lyle
Chief Financial Officer

Date: June 23, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 23, 2011 issued by Kennedy-Wilson Holdings, Inc.